[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]



                                          March 30, 2000

VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C. 20549
Attention: Filing Desk

                  Re:   Official Payments Corporation
                        Annual Report on Form 10-K

Ladies and Gentlemen:

            On behalf of Official Payments Corporation, a Delaware corporation (the "Company"), transmitted herewith for filing under the Securities Exchange Act of 1934, and the General Rules and Regulations thereunder, is the Company's Annual Report on Form 10-K, including all exhibits and attachments thereto (the "Form 10- K").

            If you have any questions or require any further information with respect to the Form 10-K or any matters relating to this filing, please contact the undersigned at (212) 735-3519.

                                    Very truly yours,

                                    /s/ Brian S. Higgins
                                    ---------------------
                                    Brian S. Higgins

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